CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports included in this Form 10-K, into the Company's previously filed Registration Statements, File Nos. 33-26650, 33-32608, 33-34447, 33-48205,
33-43889, 33-49166 and 33-11003.


                             ARTHUR ANDERSEN LLP

Denver, Colorado,
January 17, 1997